SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

GLASSBRIDGE ENTERPRISES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION
GLASSBRIDGE ENTERPRISES, INC.
1099 Helmo Ave. N., Suite 250
Oakdale, Minnesota 55128
           , 2018
Dear GlassBridge Enterprises, Inc. Stockholders:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of GlassBridge Enterprises, Inc. (the “Annual Meeting”). We will hold the Annual Meeting on Monday, June 18, 2018, at 10:00 a.m., local time, at 510 Madison Avenue, 9th Floor Main Conference Room, New York, NY 10022. The record date for the Annual Meeting is April 23, 2018. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting. During the meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you expect to attend, please vote your shares either by telephone, Internet or mail so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials or proxy card you received for the Annual Meeting.
Sincerely,
Danny Zheng
Interim Chief Executive Officer and
Chief Financial Officer

GLASSBRIDGE ENTERPRISES, INC.
1099 Helmo Ave. N., Suite 250
Oakdale, Minnesota 55128

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 18, 2018

To the Stockholders of GlassBridge Enterprises, Inc.:
The 2018 Annual Meeting of Stockholders of GlassBridge Enterprises, Inc. (the “Annual Meeting”) will be held on Monday, June 18, 2018, at 10:00 a.m., local time, at 510 Madison Avenue, 9th Floor Main Conference Room, New York, NY 10022. At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
To elect Joseph A. De Perio as a Class I director, with a term expiring at our 2021 Annual Meeting of Stockholders, and Robert G. Torricelli as a Class III director, with a term expiring at our 2020 Annual Meeting of Stockholders.

2.
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year 2018.

3.
To approve, on an advisory basis, the compensation of our named executive officers for 2017, as described in the accompanying proxy statement.

4.
To approve, on an advisory basis, the extension of the term of the 382 Rights Agreement, dated as of August 7, 2015 (the “382 Rights Agreement”), by and between GlassBridge Enterprises, Inc. and Equiniti Group plc (as assignee of Wells Fargo Bank, N.A.), as Rights Agent, until August 7, 2021 (the “382 Rights Agreement Extension”).

5.
To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4.

6.
To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

The record date for the Annual Meeting is April 23, 2018. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting.
The accompanying proxy statement contains important information about the Annual Meeting and the proposals. Please read it carefully and vote your shares at the meeting.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5.
By Order of the Board of Directors,
Robert E. Michael
General Counsel and Corporate Secretary
Oakdale, Minnesota
           , 2018
Whether or not you expect to attend, please vote your shares either by telephone, Internet or mail so your shares will be represented at the Annual Meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials or proxy card you received for the Annual Meeting.
IF YOU SUBMIT YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2018
This notice of meeting and the accompanying proxy statement are available at www.proxyvote.com.

i

GLASSBRIDGE ENTERPRISES, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING
Voting Procedures
We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of GlassBridge Enterprises, Inc. (the “Company,” “GlassBridge,” “we,” “our” or “us”) for use at our Annual Meeting of Stockholders on June 18, 2018 and at all postponements or adjournments thereof (the “Annual Meeting”). The record date for the Annual Meeting is April 23, 2018. If you held our common stock as of the close of business on that date, you are entitled to vote at the Annual Meeting. As of April 19, 2018, there were approximately 5,131,540 shares of our common stock, $0.01 par value, outstanding. You have one vote for each share of common stock you hold, and there is no cumulative voting. The shares of common stock we hold in our treasury will not be voted and will not be counted at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote.
We first made this proxy statement available to our stockholders on or about            , 2018.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to most of our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2017 Annual Report online. Stockholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail, unless they request to receive one.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2018
This proxy statement and our 2017 Annual Report are available at www.proxyvote.com.

To vote your shares, please follow the instructions on the Notice you received for our Annual Meeting of Stockholders. If you received paper copies of our proxy materials, we have enclosed a proxy card for you to use to vote your shares. In order to register your vote, complete, date and sign the proxy card and return it in the enclosed envelope or vote your proxy by telephone or Internet in accordance with the voting instructions on the proxy card.
You have several choices on each item to be voted upon at the Annual Meeting.
For the election of Joseph A. De Perio as a Class I director, with a term expiring at our 2021 Annual Meeting of Stockholders, and Robert G. Torricelli as a Class III director, with a term expiring at our 2020 Annual Meeting of Stockholders, you can:
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vote “FOR” either or both nominated directors;

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vote “AGAINST” either or both nominated directors; or

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“ABSTAIN” from voting for either or both nominated directors.

Directors are elected by the majority of the votes cast with respect to such director at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In a contested election, a situation in which the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the standard for election of directors will be a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees receiving the highest number of votes cast will be elected.
For the ratification of the appointment of the independent registered accounting firm, you can:
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vote “FOR” ratification;

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vote “AGAINST” ratification; or

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“ABSTAIN” from voting on ratification.

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of the independent registered public accounting firm.
For the advisory vote to approve executive compensation, you can:
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vote “FOR” the approval of the compensation for the named executive officers;

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vote “AGAINST” the approval of the compensation for the named executive officers; or

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“ABSTAIN” from voting on the approval of the compensation for the named executive officers.

Advisory approval of this proposal requires the vote of the holders of a majority of the votes cast at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
For advisory vote to approve the 382 Rights Agreement Extension, you can:
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vote “FOR” the approval of the 382 Rights Agreement Extension;

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vote “AGAINST” the approval of 382 Rights Agreement Extension; or

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“ABSTAIN” from voting on the approval of 382 Rights Agreement Extension.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 382 Rights Agreement Extension.
For the approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of 382 Rights Agreement Extension (the “Adjournment Proposal”), you can:
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vote “FOR” the approval of the Adjournment Proposal;

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vote “AGAINST” the approval of the Adjournment Proposal; or

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“ABSTAIN” from voting on the approval of the Adjournment Proposal.

Approval of the Adjournment Proposal requires the vote of the holders of a majority of the votes cast at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
If you do not specify on your proxy card (or when giving your proxy on the Internet) how you want to vote your shares, your shares will be voted “FOR” the election of all directors as nominated, “FOR” the ratification of the independent registered accounting firm, “FOR” the approval of the executive compensation, “FOR” the approval of the 382 Rights Agreement Extension and “FOR” the Adjournment Proposal.

If you change your mind after you vote your shares, you can revoke your proxy at any time before it is actually voted at the Annual Meeting by:
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sending written notice of revocation to our Corporate Secretary;

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submitting a signed proxy with a later date;

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voting by telephone or the internet on a date after your prior telephone or internet vote; or

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attending the meeting and withdrawing your proxy.

You can also be represented by another person present at the meeting by executing a proxy designating that person to act on your behalf.
If you “abstain” on any matter, your shares will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have been voted on the matter. Therefore, abstentions will have the same effect as a vote “against”. If you hold shares in “street name” and you do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote on that proposal. Your broker does not have discretionary authority to vote your shares on any of the proposals.
You may also vote in person at the meeting. If you are a stockholder of record with shares registered in your name, simply come to the Annual Meeting and we will provide you a ballot. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote in person at the meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
If you would like to consent to receive our proxy materials and annual reports electronically in the future, please follow the instructions on your proxy card.
Proxy Solicitation
We will pay the costs of preparing, printing and mailing the Notice of Annual Meeting of Stockholders and this proxy statement, including the reimbursement to banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners. In addition to the use of the mail, proxies may be solicited personally, via the Internet, by telephone or facsimile by our regular employees without additional compensation.
Security Ownership of Certain Beneficial Owners
The table below shows the number of shares of our outstanding common stock as of April 19, 2018 held by each person that we know owns beneficially (as defined by the SEC for proxy statement purposes) more than 5% of any class of our voting stock. The beneficial ownership percentages listed below are based on 5,131,540 shares of common stock outstanding as of April 19, 2018.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
George Hall 510 Madison Avenue, 9th Floor New York, NY 10022	1,466,170(1)	28.57%
Ariel Investments, LLC 200 East Randolph Street, Suite 2900 Chicago, IL 60601	988,549(2)	19.26%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Wells Fargo Capital Management Incorporated 420 Montgomery Street San Francisco, CA 94104	543,388(3)	10.59%
Footprints Asset Management & Research, Inc. 11422 Miracle Hills Drive, Suite 208 Omaha, NE 68154	304,538(4)	5.93%

(1)
Information reported is based on a Schedule 13D/A filed with the SEC on March 30, 2017 by Clinton Group, Inc., George Hall and Joseph A. De Perio. Mr. Hall reported beneficial ownership of 1,494,894 shares of our common stock. Of such shares, Mr. Hall reported that he had sole voting power and sole dispositive power with respect to 1,296,529 and shared voting power and shared dispositive power with respect to 198,365 shares. A Form 4 was filed with the SEC on May 17, 2017 by George E. Hall and Clinton Group, Inc. reporting beneficial ownership of 1,466,170 shares of our common stock.

(2)
Information reported is based on a Schedule 13G/A filed with the SEC on February 13, 2018 by Ariel Investments, LLC (“Ariel”), an investment advisor, reporting beneficial ownership of 988,549 shares of our common stock. Of such shares, Ariel reported that it had sole voting power with respect to 795,561 shares and sole dispositive power with respect to 988,549 shares.

(3)
Information reported is based on a Schedule 13G/A filed with the SEC on January 29, 2018 by Wells Fargo & Company (“Wells Fargo”) on its own behalf and on behalf of its subsidiaries Wells Capital Management Incorporated (investment advisor) (“Wells Capital”), Wells Fargo Funds Management, LLC (investment advisor) (“Wells Fargo Funds”), Wells Fargo Clearing Services, LLC (broker dealer) and Wells Fargo Bank, National Association (bank). Wells Fargo reported beneficial ownership of 543,388 shares of our common stock, over which it has shared voting power with respect to 179,169 shares, shared dispositive power with respect to 543,388 shares and sole voting power and sole dispositive power with respect to 0 shares. Wells Capital beneficially owns 523,026 shares of our common stock, over which it has shared voting power with respect to 464,334 shares, shared dispositive power with respect to 523,026 shares and sole voting and sole dispositive power with respect to 0 shares. Wells Fargo Funds beneficially owns 305,221 shares of our common stock, over with it has shared voting power and shared dispositive power.

(4)
Information reported is based on a Schedule 13G filed with the SEC on March 9, 2018 by Footprints Asset Management & Research, Inc. (“Footprints”) reporting beneficial ownership of an aggregate of 304,538 shares of our common stock. Footprints reported that it had sole voting power and sole dispositive power with respect to all such shares.

Security Ownership of Management
The table below shows the number of shares of our common stock beneficially owned as of April 19, 2018 by each director, each nominated director, each officer named in the Summary Compensation Table in this proxy statement and all directors and executive officers as a group. Except as otherwise indicated, the named person has sole voting and investment powers with respect to the shares held by that person, and the shares are not subject to any pledge. The beneficial ownership percentages listed below are based on 5,131,540 shares of common stock outstanding as of April 19, 2018.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Joseph A. De Perio	47,459	*
Robert B. Fernander	18,190(1)	*
Tavis J. Morello	2,212(2)	*
Robert Searing	5,000(3)	*
Alex Spiro	19,161	*
Daniel A. Strauss	—	*
Robert G. Torricelli	28,724	*
Danny Zheng	14,563	*
All Directors and Executive Officers as a Group (8 Persons)	135,309	2.64%

*
Indicates ownership of less than 1%.

(1)
Share ownership information for Mr. Fernander is based on his last Form 4 publicly filed on December 1, 2016.

(2)
Share ownership information for Mr. Morello is based on his last Form 4 publicly filed on November 2, 2017.

(3)
Includes 2,000 shares held by Mr. Searing’s wife.

Section Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers to file reports of ownership and changes in ownership of our common stock with the SEC. We are required to identify any of those individuals who did not file such reports on a timely basis. We believe that during 2017 all of our directors and executive officers complied with their Section 16(a) filing requirements, except for a late Form 4 filed on August 7, 2017 on behalf of Tavis. J. Morello reporting the acquisition of common stock on May 22, 2017.
Related Person Transactions and Related Person Transaction Policy
On August 17, 2015, the Board appointed Mr. Kasoff to serve as Interim President of the Company effective August 19, 2015. Effective October 14, 2015, in connection with the appointment of Mr. Fernander to the position of Interim Chief Executive Officer, the Board appointed Mr. Kasoff as Chief Restructuring Officer at the same level of compensation he received as Interim President. Effective November 25, 2015, the Board of Directors appointed Mr. Kasoff to also serve as the Company’s Interim Chief Financial Officer until April 26, 2016 when the Company appointed Mr. Zheng as the Chief Financial Officer. Effective September 8, 2016 Mr. Kasoff resigned as the Chief Restructuring Officer of the Company and on February 2, 2017 he also resigned from the Board of Directors.
Mr. Kasoff also serves as president of Realization Services, Inc. (“RSI”), a management consulting firm specializing in assisting companies and capital stakeholders in troubled business environments. In connection with the settlement agreement entered into on September 18, 2017 with CMC Magnetic Corp. (“CMC”), a supplier of our Legacy Businesses, resolving all claims brought by CMC, RSI received consulting fees of  $0.6 million for the year ended December 31, 2017. These fees are recorded in restructuring and other charges.
On October 14, 2015, the Company acquired substantially all of the equity of Connected Data, Inc. (“CDI”) for approximately $6.7 million in cash, shares of the Company’s common stock and repayment of debt. Geoff Barrall is the founder and, at the time of acquisition, was also the Chief Executive Officer of CDI. Mr. Barrall was a member of the GlassBridge Board at the time of the acquisition. In consideration for his CDI common shares and options to purchase CDI common shares, Mr. Barrall received approximately $184,000 at the time of the acquisition and he will be eligible to receive up to an additional $260,000 to the extent certain CDI revenue targets are achieved for the 3 consecutive six-month periods commencing January 1, 2016. As of December 31, 2017, none of the revenue targets were met and no such additional payments had been made to Mr. Barrall.
In January 2016, the Board approved investing up to 25% of the Company’s cash in investment funds with the focus on producing attractive risk-adjusted rates of return while maintaining liquidity. On February 8, 2016, the Company entered into a subscription agreement to invest up to $20 million of its excess cash from various Company subsidiaries in Clinton Lighthouse Equity Strategies Fund (Offshore) Ltd. (“Clinton Lighthouse”). Clinton Lighthouse is a market neutral fund which provides daily liquidity to its investors. Clinton Lighthouse is managed by Clinton Relational Opportunity Master Fund, L.P. (“Clinton”). Pursuant to the arrangement, Clinton agreed to waive its customary management fee and agreed to the receipt of any consideration pursuant to incentive compensation in the form of the Company’s common stock at a value of  $10.00 per share (as adjusted to reflect the 1:10 reverse split of our common stock, without any change in the par value per share, effected in February 2017 (the “Reverse Stock Split”)). The closing price of the Company’s common stock on February 8, 2016 was $6.50 (as adjusted to reflect the Reverse Stock Split). The Board, in conjunction with management, reviewed various funds and voted to approve this investment, with Mr. De Perio abstaining from the vote and recusing himself from all related discussions and deliberations. Mr. De Perio is the Chairman of the Board and a Senior Portfolio Manager at Clinton. On March 17, 2016, the Board approved the elimination of the 25% limitation on the amount of the Company’s excess cash that may be invested, such that the Company may invest up to $35 million of its excess cash in Clinton Lighthouse. On April 29, 2016, the Company and Clinton entered into an amended and restated letter agreement in order to adjust the price at which the Company’s stock would be valued for purposes of paying the incentive fee thereunder from $10.00 to $18.00 (as adjusted to reflect Reverse Stock Split) beginning May 1, 2016, subject to adjustment based on the volume weighted average price of the Company’s common stock. As of December 31, 2016, the Company paid Clinton $0.5 million associated with the performance fees earned in 2016.
On January 31, 2017, the Company held a special meeting of the stockholders of the Company at which the stockholders approved the issuance of up to 1,500,000 shares (the “Capacity Shares”) of the Company’s common stock (as adjusted to reflect the Reverse Stock Split), pursuant to the Subscription Agreement, dated as of November 22, 2016, by and between the Company and Clinton, as amended by Amendment No. 1 to the Subscription Agreement, dated as of January 9, 2017 (as so amended, the “Subscription Agreement”). Pursuant to the terms of the Subscription Agreement, on February 2, 2017 (the “Initial Closing Date”), the Company entered into a Capacity and Services Agreement (the “Capacity and Services Agreement”) with Clinton Group, Inc. and GlassBridge Asset Management, LLC (“GBAM”), which facilitated the launch of our asset management business. As consideration for the capacity and services Clinton has agreed to provide under the Capacity and Services Agreement and pursuant to the terms of the Subscription Agreement, the Company issued 1,250,000 shares of the Company’s common stock (as adjusted to reflect the Reverse Stock Split) to Madison Avenue Capital Holdings, Inc. (“Madison”), an affiliate of Clinton, on the Initial Closing Date. The closing price of the Company’s common stock on the Initial Closing Date was $8.10. The Company also entered into a Registration Rights Agreement with Madison on the Initial Closing Date, relating to the registration of the resale of the Capacity Shares as well as a letter agreement with Madison pursuant to which Madison has agreed to a three-year lockup with respect to any Capacity Shares issued to it. Pursuant to the Capacity and Services Agreement, the Company will no longer incur management or performance fees related to our investment in Clinton Lighthouse.
Mr. Strauss serves as our Chief Operating Officer pursuant to the terms of a Services Agreement we entered into with Clinton on March 2, 2017 (the “Services Agreement”). The Services Agreement provides that Clinton will make available one of its employees to serve as Chief Operating Officer of the Company, and any subsidiary of the Company we may designate from time to time, as well as provide to GBAM, our investment adviser subsidiary, certain additional services. Pursuant to the terms of the Services Agreement, we may request that Clinton designate a mutually agreeable replacement employee to serve as Chief Operating Officer or terminate Clinton’s provision of an employee to us for such role. Under the Services Agreement, we have agreed to pay Clinton $125,000 for an initial term concluding on May 31, 2017, which term will automatically renew unless terminated for successive three-month terms at a rate of  $125,000 per renewal term. If the Services Agreement is terminated prior to the conclusion of a term, we will be reimbursed for the portion of the prepaid fee attributable to the unused portion of such term. Clinton will continue to pay Mr. Strauss’s compensation and benefits and we have agreed to pay or reimburse Mr. Strauss for his reasonable expenses. Pursuant to the terms of the Services Agreement, we have also agreed to indemnify Mr. Strauss, Clinton, any substitute Chief Operating Officer and certain of their affiliates for certain losses. As of December 31, 2017, the Company paid Clinton $500,000 under this Services Agreement, of which $416,668 is recorded within “Selling, general and administrative” in our Consolidated Statements of Operations.
Related Person Transaction Policy
On February 6, 2007, the Audit and Finance Committee of the Board of Directors adopted a written policy regarding transactions with related persons. On November 4, 2016, the Audit and Finance Committee adopted a new written policy regarding transactions with related persons to replace the prior 2007 version. In accordance with the policy, our Chief Financial Officer and the Audit and Finance Committee are responsible for the review and approval of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of our directors or executive officers, certain of our stockholders and any of their respective immediate family members. The policy applies to transactions in which GlassBridge is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person’s material interest in a transaction is to be determined based on the significance of the information to investors in light of all the circumstances. Under the policy, key management meets quarterly to review the list of related parties and discuss related party transactions. The Audit and Finance Committee also reviews each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to GlassBridge and to the relevant related party. In determining whether to approve a related party transaction, the Audit and Finance Committee will consider the factors it deems relevant to the related party transaction, including, among other things, whether the terms of the related party transaction are fair to GlassBridge on the same basis as would apply if the transaction did not involve a related party.

BOARD OF DIRECTORS
Corporate Governance
Corporate Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices. Our Board of Directors has adopted Corporate Governance Guidelines (“Guidelines”) which describe the Board’s governance principles and procedures. The Guidelines cover director qualifications and retirement policy, director responsibilities, Board committees, director access to officers and employees, director compensation, director orientation and continuing education, Chief Executive Officer evaluation and management succession, and the annual performance evaluation of the Board. The Guidelines are available on our website. The Internet address for our website is www.glassbridge.com and the Guidelines can be found on our “Corporate Governance” page, which can be accessed from the main web page.
Code of Ethics
We adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and all of our other employees. Our code of ethics is part of our broader Business Conduct Policy, which is posted on the investor relations section of our website at www.glassbridge.com under the “Corporate Governance” section. If we make any amendments to our code of ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The information on our website is not incorporated by reference into this proxy statement.
Annual Meeting Attendance Policy
Directors are expected to attend our Annual Meeting. All six of our then current directors attended our 2017 Annual Meeting of Stockholders.
Communications with the Board
Our Board of Directors has a process in place for interested parties to communicate directly with our directors. If any interested party wants to make concerns known to our Board of Directors, communication can be sent to the Board of Directors, GlassBridge Enterprises, Inc., c/o Corporate Secretary, 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128. Communications sent to the mailing address will be sent to our Corporate Secretary who will then circulate the communications to the Board members as appropriate.
Director Independence and Determination of Audit Committee Financial Expert
Our Board of Directors concluded its review of the independence of our directors and nominees under the applicable rules of the OTCQX marketplace (“OTCQX”) in April 2018. The Board made this review to determine whether any of the relationships or transactions described below, if existing, were inconsistent with a determination that the director or nominee is independent. During this review, our Board reviewed:
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whether there were any transactions or relationships between each director, nominee or any member of his or her immediate family and us and our subsidiaries and affiliates; and

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whether there were any relationships between the directors or nominees and senior management and between directors or nominees and our independent registered public accounting firm.

None of the directors or nominees except Mr. De Perio had any material relationship with us that would interfere with their independence from management. Therefore, the Board affirmatively determined that all of the directors and nominees except Mr. De Perio are independent.

In April 2018, the Board also reviewed whether the Audit and Finance Committee had an audit committee financial expert as defined in the SEC rules and the OTCQX rules. The Board reviewed the skills and experience required under the rules and determined that Mr. Searing qualifies as an audit committee financial expert as defined under those rules.
Meetings of the Board and Board Committees
Meetings of the Board
During 2017, the Board of Directors held a total of seven meetings, and the various standing committees of the Board met a total of twelve times. Each incumbent director attended at least 75% or more of the total meetings of the Board of Directors and the Board committees on which such director served.
Committees of the Board
The standing committees of the Board of Directors are the Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee. Each of the Board committees has adopted a written charter which describes the functions and responsibilities of the committee. The charters for our Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee are available on our website. The Internet address for our website is www.glassbridge.com. The charters are on our “Board Committees” page, which can be accessed from the “Corporate Governance” page, which can be accessed from the main web page. The Board also establishes ad hoc committees or subcommittees from time to time to review particular issues such as material merger and acquisition activity.
Audit and Finance Committee
Members:
Two non-employee directors:
Messrs. Searing (Chair) and Torricelli. Mr. Putnam served on the Audit and Finance Committee until his resignation from the Board of Directors in March 2018. During his term served, each of the current members of the Audit and Finance Committee has been an independent director as defined under the OTCQX rules and the rules of the SEC.

Number of meetings in 2017: Four
Functions:
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Reviews our consolidated financial statements, including accounting principles and practices

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Appoints or replaces our independent registered public accounting firm and approves the scope of its audit services and fees

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Reviews and approves non-audit services performed by and fees of our independent registered public accounting firm

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Reviews our compliance procedures and scope of internal controls

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Reports to the Board of Directors on the adequacy of financial statement disclosures and adherence to accounting principles

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Reviews financial policies which may impact our financial statements

•
Oversees our internal audit function with the Manager of Internal Audit reporting directly to the Audit and Finance Committee

•
Monitors compliance with financing agreements

•
Monitors the functions of our Pension and Retirement Committee

•
Reviews and approves any related person transactions under our related person transaction policy

Under our Guidelines, no director may serve on a total of more than three public company audit committees. All of our directors are in compliance with that provision of our Guidelines.
Compensation Committee
Members:
Two non-employee directors:
Messrs. Torricelli (Chair) and Spiro. Ms. McKibben served on the Compensation Committee until her resignation from the Board of Directors in March 2018. During his term of service, each of the current members of the Compensation Committee has been an independent director as defined under the OTCQX rules.

Number of meetings in 2017: Four
Functions:
•
Reviews and approves compensation and benefits programs for our executive officers and key employees

•
Oversees executive evaluation process and approves compensation for executives other than the Chief Executive Officer

•
Reviews and recommends Chief Executive Officer compensation to the independent directors

•
Reviews executive stock ownership guidelines and progress in meeting the guidelines

•
Oversees implementation of certain stock and compensation plans

The processes and procedures followed by our Compensation Committee in considering and determining compensation are described below under the heading “Compensation Process.” In addition, the Compensation Committee may form and delegate authority to subcommittees when appropriate.
Nominating and Governance Committee
Members:
Two non-employee directors:
Mr. Spiro (Chair) and Mr. Searing. Mr. Putnam served on the Nominating and Governance Committee until his resignation from the Board of Directors in March 2018. During his term served, each of the current members of the Nominating and Governance Committee has been an independent director as defined under the OTCQX rules.

Number of meetings in 2017: Four
Functions:
•
Advises and makes recommendations to the Board on all matters concerning directors (such as independence evaluations, committee assignments, director compensation and director stock ownership guidelines) and corporate governance matters

•
Advises and makes recommendations to the Board on the selection of candidates as nominees for election as directors

•
Reports to the Board on succession planning, including succession in the event of retirement of the Chief Executive Officer

•
Oversees the evaluation of the Chief Executive Officer

Risk Oversight
Our Board has responsibility for risk oversight, focusing on our overall risk management strategy, our degree of tolerance for risk, and the steps management is taking to manage our risks. Management reports on its risk management process on a quarterly basis to the Board of Directors. The Audit and Finance Committee also receives quarterly reports on key financial risks that could affect us.

The Board of Directors oversees our risk management process and our management is responsible for day-to-day risk assessment and mitigation activities. We believe this division of responsibilities provides an effective approach for addressing our risks and that our Board leadership structure (with the separation of the Chairman of the Board from the Chief Executive Officer to strengthen the Board of Directors general oversight role) is aligned with this approach.
Director Nominations
The Nominating and Governance Committee will consider qualified candidates for Board membership submitted by stockholders. A candidate for election to the Board needs the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and international transactions and those regarding our industry. In general, candidates will be preferred who hold an established executive level position and have extensive experience in business, finance, law, education, research or government. The Nominating and Governance Committee also reviews the current composition of the Board to determine the needs of the Board in terms of diversity of candidates including diversity of skills, experience, race, national origin or gender, but the Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity. The Nominating and Governance Committee will consider all these criteria for nominees identified by the Nominating and Governance Committee, by stockholders or through some other source. The Nominating and Governance Committee also uses external search firms to assist it in locating candidates that meet the criteria for qualified candidates. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee will also take into consideration their prior Board contributions, performance and meeting attendance records.
Stockholders who want to submit a qualified candidate for Board membership can do so by sending the following information to the Nominating and Governance Committee (through our Corporate Secretary at 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128):
•
name of the candidate and a brief biographical sketch and resume;

•
contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and

•
a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Nominating and Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon his or her resume and biographical information, an indication of the individual’s willingness to serve and other relevant information. This information will be evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be subject to a background investigation and may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Governance Committee will determine which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Governance Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination. Any nominations for director to be made at an annual meeting of stockholders must be made in accordance with the requirements described in the section entitled “Stockholder Proposals for 2019 Annual Meeting.”
Compensation of Directors
Non-employee directors receive the following compensation for service on our Board:
•
Annual Retainer: $50,000

•
Committee Chairperson Fee:

•
$10,000 per year for serving as chair of the Nominating and Governance Committee

•
$15,000 per year for serving as chair of the Compensation Committee

•
$25,000 per year for serving as chair of the Audit and Finance Committee

•
Chairman Fee: $50,000 (in addition to the Annual Retainer received by all Directors, for a total of $100,000)

•
Equity Grants: Directors receive an initial equity grant of restricted stock on the date a person becomes a director and an additional annual equity grant of restricted stock on the date of the annual meeting of stockholders each year. The annual equity grant is a dollar value of  $75,000 in restricted stock, valued under a modified Black-Scholes model. The Chairman receives an additional $50,000 in restricted stock. The restricted stock vests in one year but may accelerate under certain circumstances such as death, disability, retirement and change of control of GlassBridge, as defined under the 2005 Director Program, as amended. In order to alleviate dilution to stockholders, in August 2017 the Board approved the settlement of 1/3 of the 2018 equity grant in cash, paid quarterly. Directors joining during the year receive a prorated annual equity grant. The initial equity grant for a director or Chairperson who is first elected at a time other than the annual meeting of stockholders is prorated based on the dollar value of the equity grant to directors or the Chairman at the time of the preceding annual meeting of stockholders.

•
Continuing Education Program Reimbursement: We encourage our directors to attend continuing education programs for directors and reimburse any director who chooses to attend such programs for the cost of attending the program, including travel and lodging, at the maximum rate of one program per year.

•
Travel Reimbursement: We reimburse directors for travel costs of attending Board meetings, other meetings with management and interviews of Board candidates.

The Nominating and Governance Committee reviews Board compensation every year.
In lieu of cash, non-employee directors may elect to receive all or part of their Annual Retainer, Chairman fee, Committee Chairperson fee and meeting fees in shares of common stock or in restricted stock units equivalent to shares of common stock.
Director Compensation for Fiscal Year 2017
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joseph A. De Perio(3)	107,143	41,668	23,334	172,145
Barry L. Kasoff(4)	12,500	0	0	12,500
Tracy McKibben	66,985	25,001	0	91,986
Donald H. Putnam	55,106	25,001	23,334	103,441
Robert Searing	82,143	25,001	0	107,144
Alex Spiro	60,000	25,001	23,334	108,335
Robert Torricelli	29,384	25,001	0	54,385

(1)
On August 28, 2017, Messrs. Putnam, Searing, Spiro, Putnam and Torricelli and Ms. McKibben were each awarded 5,556 shares of restricted stock settled in cash upon joining the Board for which the grant date fair value was $12,501. On November 30, 2017, Messrs. Putnam, Searing, Spiro, Putnam and Torricelli and Ms. McKibben were awarded 9,259 shares of restricted stock for which the grant date fair value was $12,500. On August 28, 2017, Mr. De Perio was awarded 9,260 shares of restricted stock for which the grant date fair value was $20,835. On November 30, 2017, Mr. De Perio was awarded 15,432 shares of restricted stock shares for which the grant date fair value was $20,833. The aggregate number of outstanding stock awards held by each director as of the last day of the fiscal year 2017 was the number of the shares awarded to such director in 2017.

(2)
This amount reflects payment made to Messrs. De Perio, Putnam and Spiro in stock and cash as consideration for serving on the board of directors of GBAM. On August 28, 2017, Messrs. De Perio, Putnam and Spiro were each awarded 2,222 shares of restricted stock for which the grant date fair value was $5,000. On November 30, 2017, Messrs. De Perio, Putnam and Spiro were each awarded 3,704 shares of restricted stock for which the grant date fair value was $5,000.

(3)
Mr. De Perio was appointed to serve as the Company’s principal executive officer effective March 22, 2017. However, Mr. De Perio did not receive additional compensation other than reported in this table.

(4)
Mr. Kasoff resigned from the Board on February 2, 2017.

Board Retirement Policy
The Board has adopted a retirement policy that provides that:
•
non-employee directors cannot be nominated for re-election as a director at the next annual meeting of stockholders following either 15 years of service as a director or reaching the age of 70, whichever comes first;

•
a director who is also our Chief Executive Officer must submit his or her resignation from the Board when he or she ceases to be the Chief Executive Officer; and

•
any other director who is an employee must retire from the Board (i) at the time of a reduction in his or her duties or responsibilities as an officer unless the Board at its sole discretion determines the officer continues to be qualified to act as a director, (ii) upon termination of his or her active service as an employee or (iii) upon attaining the age of 65, whichever is earliest.

Indemnification Agreements
It is our policy to indemnify directors and officers against any costs, expenses and other liabilities to which they may become subject by reason of their service to us and to insure our directors and officers against such liabilities to the extent permitted by applicable law. Our bylaws provide for indemnification of our directors, officers and employees against those costs, expenses and other liabilities as long as the director, officer or employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests. We also enter into indemnity agreements with each of our directors pursuant to which we agree to indemnify each director to the full extent provided by applicable law and our bylaws as currently in effect.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General Information
Our Board of Directors is currently composed of four directors divided into two classes. Two Class III director seats with terms ending in 2020 are currently vacant. The members of each class are generally elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. De Perio and Torricelli are the two directors serving in Class I with terms expiring at the Annual Meeting. Pursuant to our certificate of incorporation, our directors must be divided into three classes with as nearly equal in number of directors as possible. Therefore, Mr. De Perio has been nominated by the Board of Directors for re-election as a Class I Director at the Annual Meeting, and Mr. Torricelli has been nominated by the Board of Directors for re-election as a Class III director at the Annual Meeting. Each nominee standing for election has indicated a willingness to serve, if elected. However, if the nominee becomes unable to serve before the election, the shares represented by proxy may be voted for a substitute designated by the Board.
Each Class I and Class III nominee elected will hold office until the annual meeting of stockholders to be held in 2021 and 2020, respectively, or until his successor has been duly elected and qualified, unless prior to such meeting the director resigns or his or her directorship becomes vacant due to his death or removal.
Information Concerning Directors
All of our directors meet the expectations described in the section entitled “Director Nominations.” In addition, each director has a particular area of expertise that is of value to GlassBridge and has led to the creation of a well-rounded Board of Directors. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a director of GlassBridge.
Director Nominee — Class I (Term Ending 2021)
Joseph A. De Perio	Joseph A. De Perio, age 39, is our Chairman and principal executive officer. Mr. De Perio joined our Board on May 20, 2015. On March 22, 2017, the Board appointed Joseph De Perio to serve as its Chairman and as the Company’s principal executive officer, effective on the same day. Previously, Mr. De Perio served as the Board’s Non-Executive Chairman. Mr. De Perio has served as a Senior Portfolio Manager of Clinton since October 2010; he also served in a similar capacity from 2006 until December 2007. From December 2007 until October 2010, Mr. De Perio was a Vice President at Millennium Management, L.L.C., a global investment management firm. Mr. De Perio was a Private Equity Associate at Trimaran Capital Partners, a private investment firm, from 2004 until 2006 and an analyst and associate in the mergers and acquisitions department at CIBC Oppenheimer, a national investment boutique, from 2000 until 2004. Mr. De Perio also served on the board of directors of Viking Systems, Inc., a leading worldwide developer, manufacturer and marketer of 3D and 2D visualization solutions for complex minimally invasive surgery, from June 2011 until its sale to Conmed Corporation in October 2012, and Overland Storage, Inc. (f/k/a Overland Data, Inc.), a provider of data protection appliances, from April 2011 until its sale to Sphere 3D Corporation in December 2014. Mr. De Perio also served on the board of directors of EveryWare Global, Inc., a provider of tabletop and food preparation products for the consumer and foodservice markets, from May 2013 until April 2015 when the company filed for protection under Chapter 11 of the United States Bankruptcy Code pursuant to a pre-packaged plan of reorganization. Mr. De Perio received a B.A. in business economics and organizational behavior management with honors from Brown University.Mr. De Perio brings to our Board his over 15 years’ experience in corporate finance, including over 10 years as an investment analyst and portfolio manager in private equity and public equity, and his experience as a director of public companies.
Director Nominee — Class III (Term Ending 2020)
Robert G. Torricelli	Robert G. Torricelli, age 66, joined our Board on February 27, 2017. Mr. Torricelli served in the U.S. House of Representatives from the Ninth District of New Jersey from 1982 until his election to the U.S. Senate in 1996, where he served until 2003. During his tenure in the Senate, Mr. Torricelli was a member of the Senate Finance, Governmental Affairs, Foreign Relations, Judiciary and Rules Committees and also served as Chair of the Democratic Senatorial Campaign Committee. Upon retiring from the Senate, Mr. Torricelli established a national and international business strategy firm, Rosemont Associates LLC, and created a real estate development business, Woodrose Properties LLC.
Mr. Torricelli brings to our board extensive leadership and strategic business experience.
Board Members Continuing in Office — Class II (Term Ending 2019)
Robert Searing	Robert Searing, age 69, joined our Board on August 26, 2015. Mr. Searing has been the Chief Operating Officer and the Chief Financial Officer of BH Asset Management, LLC, a Registered Investment Advisory firm, since January 2010. From 2003 to 2009, he was the Chief Operating Officer of Schottenfeld Group, LLC, an investment advisory and broker dealer firm. Mr. Searing is also a Certified Public Accountant.
Mr. Searing brings to our Board his experience as a financial leader with significant depth and breadth of knowledge in dealing with complex financial and accounting matters as well as broad managerial expertise.
Alex Spiro	Alex Spiro, age 35, joined our Board on August 26, 2015. Mr. Spiro has been a partner at Quinn Emanuel Urquhart & Sullivan LLP since October 2017. Prior to that, Mr. Spiro had been an attorney at Brafman and Associates in New York City since July 2013. In that position, Mr. Spiro has handled an array of complex litigation and investigations. Prior to his joining Brafman and Associates, from September 2008 to July 2013, Mr. Spiro worked as a Manhattan prosecutor. Mr. Spiro formerly was the director of an autism children’s program at McLean Hospital, Harvard’s psychiatric hospital. Mr. Spiro is a graduate of the Harvard Law School where he remains on the adjunct faculty. He has lectured and written on a variety of subjects related to psychology and the law.
Mr. Spiro brings to our Board his significant analytical and overall business leadership skills.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF JOSEPH A. DE PERIO AS A CLASS I MEMBER AND ROBERT TORRICELLI AS A CLASS III MEMBER OF OUR BOARD OF DIRECTORS. Assuming the presence of a quorum, directors in uncontested elections are elected by the majority of the votes cast with respect to such director at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In a contested election, a situation in which the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the standard for election of directors will be a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees receiving the highest number of votes cast will be elected.
If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee of the Board of Directors (the “Committee”) is composed of non-employee directors, each of whom is independent as defined under the OTCQX rules and the rules of the SEC. The Committee operates under a written charter adopted by the Board of Directors which is available on our website. The Committee has taken the following actions with respect to GlassBridge’s audited financial statements for the year ended December 31, 2017:
•
The Committee has reviewed and discussed the audited financial statements with GlassBridge’s management.

•
The Committee has discussed with Marcum LLP (“Marcum”), GlassBridge’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

•
The Committee has received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum communications with the Committee concerning independence and has discussed with Marcum its independence from GlassBridge. In connection with its review of Marcum’s independence, the Committee also considered whether Marcum’s provision of non-audit services during the 2017 fiscal year was compatible with the maintenance of its independence and determined that it was.

•
Based on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

AUDIT AND FINANCE COMMITTEE
Robert Searing, Chairman
Robert G. Torricelli
The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT AND OTHER FEES AND AUDIT AND
FINANCE COMMITTEE PRE-APPROVAL POLICY
Audit and Other Fees
Below is a listing of the services provided by type and amount charged to us by our independent registered public accounting firms for fiscal years 2017 and 2016. On June 6, 2016, the Audit and Finance Committee engaged Marcum as our independent registered public accounting firm for the year ending December 31, 2016. Effective on May 10, 2016, PricewaterhouseCoopers LLP (“PwC”) declined to stand for re-election as our independent registered public accounting firm.
The reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.
During the Company’s fiscal years ended December 31, 2015 and December 31, 2014 and through May 6, 2016, (i) there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their reports on the Company’s financial statements for the such years and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The listing below reflects this change in our independent registered public accounting firm in fiscal year 2016.
	Fiscal Year 2017	Fiscal Year 2016(1)
Audit Fees:
GAAP and statutory audits	$302,552	$467,731
Audit-Related Fees:
Services related to business transactions	$0	$0
Employee benefit plan audits	$0	$12,250
Attest services and other	$0	$57,182
Total Audit-Related Fees	$302,552	$69,432
Tax Fees (tax preparation, advice and consulting)	$20,188	$58,839
All Other Fees:
Other Business Consulting Fees	$12,128	$202,935
Financial training materials	$0	$1,800

(1)
Fiscal Year 2016 includes Audit and Audit-Related fees to PwC totaling $221,325 and other fees totaling $204,735. Marcum Audit and Audit related fees for the fiscal year 2016 total $303,589 and $58,839 for Tax Fees. Employee benefit plan audits are provided by Grant Thornton LLP.

Audit and Finance Committee Pre-Approval Policy of Audit and Permissible Non-Audit Services
All the services provided by our independent registered public accounting firm are subject to pre-approval by the Audit and Finance Committee. The Audit and Finance Committee has authorized the Chairman of the Audit and Finance Committee to approve services by our independent registered public accounting firm in the event there is a need for approval prior to the next full Audit and Finance Committee meeting. The Chairman reports any pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting.

With respect to each proposed pre-approved service, our independent registered public accounting firm provides back-up documentation as requested, including estimated fees regarding the specific services to be provided. The Audit and Finance Committee (or Chairman, as applicable) reviews the services and the estimated fees and considers whether approval of the proposed services will have a detrimental impact on our independent registered public accounting firm’s independence prior to approving any service. At least annually, a member of our management reports to the Audit and Finance Committee all audit and non-audit services performed during the previous twelve months and all fees billed by our independent registered public accounting firm for those services.
In fiscal year 2017 and 2016, all audit services, audit-related services, tax services and those items described above under all other fees were pre-approved by the Audit and Finance Committee or the Chairman.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee has appointed Marcum LLP as our independent registered public accounting firm to audit our consolidated financial statements for 2018. Marcum has audited our financial statements since 2016. Representatives of Marcum will attend the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Marcum as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit and Finance Committee will reconsider whether or not to retain Marcum. Even if the appointment is ratified, the Audit and Finance Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change would be in our best interest and in the best interest of our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of the appointment of the independent registered public accounting firm.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies.
Executive Officers of the Company
Our current executive officers as of April 24, 2018 are as follows:
•
Joseph A. De Perio, Chairman and principal executive officer

•
Danny Zheng, Interim Chief Executive Officer and Chief Financial Officer

•
Daniel A. Strauss, Chief Operating Officer

Joseph A. De Perio’s biographical information is set forth above under “Proposal No. 1 — Election of Directors — Information Concerning Directors.” Mr. De Perio did not receive any compensation in fiscal year 2017 to serve as principal executive officer. Mr. De Perio’s director compensation is disclosed in the “Director Compensation for Fiscal Year 2017” table above.
Danny Zheng, age 48, is our Interim Chief Executive Officer and Chief Financial Officer. Mr. Zheng joined the Company in 2008 to lead the Company’s Electronic Products segment. In 2011 he was appointed as Corporate Treasurer. In 2014, Mr. Zheng was appointed Vice President, Corporate Controller. On April 26, 2016, Mr. Zheng was appointed as our Chief Financial Officer and on February 2, 2017 was appointed as our Interim Chief Executive Officer. Prior to Mr. Zheng’s employment with the Company, he served as Chief Financial Officer and Interim CEO of The Singing Machine Company (OTCQB: SMDM), a consumer electronics company. Mr. Zheng is a Certified Public Accountant, received his bachelor’s degree in Accounting from Nankai University in Tianjin, China and holds a Masters of Business Administration from the Wharton School of the University of Pennsylvania.
Daniel A. Strauss, age 33, is our Chief Operating Officer. Mr. Strauss has been a Portfolio Manager at Clinton since 2010. Mr. Strauss has over ten years of experience in corporate finance as a portfolio manager and investment analyst in private and public equity through which he has developed a deep understanding of corporate finance and strategic planning activities. At Clinton, Mr. Strauss is responsible for evaluating and executing private equity transactions across a range of industries. Post-investment, Mr. Strauss is responsible for the ongoing management and oversight of Clinton’s portfolio investments. From 2008 to 2010, he worked for Angelo, Gordon & Co. as a member of the firm’s private equity and special situations area. Mr. Strauss was previously with Houlihan Lokey, where he focused on mergers and acquisitions from 2006 to 2008. Mr. Strauss has served on the boards of directors of Pacific Mercantile Bancorp (NASDAQ: PMBC) from August 2011 until December 2015 and Community Financial Shares, Inc. (OTC: CFIS) from December 2012 until its sale to Wintrust Financial Corporation in July 2015. Mr. Strauss received a Bachelor of Science in Finance and International Business from the Stern School of Business at New York University.
Summary Compensation Table for 2017
The table below shows compensation for the last two fiscal years for our named executive officers for 2017.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Danny Zheng Interim Chief Executive Officer and Chief Financial Officer	2017	303,750	0	316,360	0	181,625	906	7,174	809,805
	2016	265,469	240,000	0	0	149,625	918	60,613	716,625

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Tavis J. Morello Former General Counsel and Corporate Secretary(5)	2017	257,346	0	152,950	0	89,422	0	0	576,193
	2016	70,769	0	53,000	0	20,795	0	0	144,564
Daniel Strauss Chief Operating Officer(6)	2017	0	0	0	0	0	0	0	0
Robert B. Fernander Former Interim Chief Executive Officer(7)	2017	159,017	0	0	0	0	0	301,523	460,540
	2016	602,308	0	0	0	0	0	7,998	610,306

(1)
In accordance with Finance Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), we chose the grant date fair value of the restricted stock as equivalent to the closing stock price on the date of grant. The stock awards for 2017 include the 2017 performance-based portion of the restricted stock award, which represents 50% of the grant total vesting 1/3 per year if the metrics are met, and time-based portion, which represents the remaining 50% of the grant total vesting 1/3 per year.

(2)
The amounts shown for are for the portion of the 2017 Annual Bonus Plan earned by Messrs. Zheng and Morello and the cash portions of the 2014 performance cash awards earned in 2017 for Mr. Zheng.

(3)
The amounts in this column represent changes in pension value. The 2017 present value of our pension plans was calculated using the assumptions described in “Compensation Under Retirement Plans.”

(4)
The items for 2017 that make up the amounts in this column are described in the “Supplemental All Other Compensation Table” below.

(5)
Mr. Morello resigned from employment with the Company on January 27, 2018.

(6)
Mr. Strauss serves as our Chief Operating Officer pursuant to the terms of a Services Agreement we entered into with Clinton on March 2, 2017. Please see “Related Person Transactions and Related Person Transaction Policy.”

(7)
Mr. Fernander resigned as the director and Interim Chief Executive Officer on February 2, 2017.

As has been previously disclosed, we have undergone a period of significant changes. Beginning with the proxy contest in connection with the 2015 Annual Meeting of Stockholders and continuing until February 2017, we underwent a restructuring plan led by our management, our Board of Directors and its Strategic Alternatives Committee. Since that proxy contest, our evolution has included a re-composition of the Board of Directors and changes in the compensation structures of the Board of Directors and management. These compensation changes included initiatives to suspend temporarily cash bonus compensation for certain executive officers and long-term incentive compensation not tied to performance-based vesting requirements. In early 2017, the Compensation Committee approved a new compensation framework designed to condition the payment of substantial portions of management’s potential compensation on companywide and individual performance metrics. The new framework includes annual and long-term incentive programs for management that are based on individualized performance goals and are designed to incentivize performance aligned with our strategic plan, including the development of our asset management business and cash position, and increasing stockholder value.

Supplemental All Other Compensation Table
	Perks and Other Personal Benefits ($)(1)	Registrant Contributions to 401(k) and Non-Qualified Pension Plans ($)	Severance Payment ($)
Danny Zheng	7,174	0	0
Daniel A. Strauss	0	0	0
Tavis J. Morello	0	0	0
Robert B. Fernander	1,523	0	300,000(2)

(1)
These amounts represent the perquisite allowance for the named executive officers. The amount for Mr. Zheng represents payments, taxable relocation allowance and cell phone allowances. The amount for Mr. Fernander represent his business and cell phone allowances and the imputed cost of benefits.

(2)
Mr. Fernander received a severance payment of  $300,000 pursuant to his employment contract.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table summarizes the total outstanding equity awards as of December 31, 2017 for each of the named executive officers in the Summary Compensation Table.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Danny Zheng	335(2)	—	57.90	05/01/2022
	395(2)	—	96.50	05/03/2021
	162(2)	—	106.10	05/04/2020
	106(2)	—	101.90	05/05/2019
					45,000(3)	41,850
Tavis Morello					6,667(3)	6,200
					35,000	32,550
David Strauss (no awards)
Robert B. Fernander					0(4)	0

(1)
The market value is based on the closing price of our common stock on the OTCQX on December 29, 2017 (the last business day of the year) of  $0.93 (as adjusted for the Reverse Stock Split).

(2)
These options have been adjusted to reflect the Reverse Stock Split.

(3)
Adjusted to reflect the Reverse Stock Split. The vesting schedule for shares that have not vested is as follows:

	Number of Shares that Have Not Vested	Vesting in 2019	Vesting in 2020	Vesting in 2021
Danny Zheng	45,000	15,000	15,000	15,000
Tavis Morello	6,667	3,333	3,334
	35,000	11,666	11,667	11,667
(4)
Mr. Fernander’s equity awards were forfeited in connection with his termination.

Compensation Under Retirement Plans
Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Danny Zheng	Pension Plan	2	23,831	0
	Non-Qualified Pension Plan	9	1,063	0

(1)
The credited service reported in this table does not impact the amount of benefits owed to the named executive under the Non-Qualified Pension Plan (because benefits under that plan are not calculated based on credited service) but it does show the vesting service the named executive has earned under the Pension Plan.

(2)
The present value was calculated using the following assumptions: a discount rate of 3.5%; an interest crediting rate of 2.5%; the years to age 65 for the named executive officer as follows: 16.8333. Benefits under the Non-Qualified Pension Plan are based on performance-based discretionary contributions made on or after December 31, 2011 under the 401(k) Plan that they did not receive under the 401(k) Plan because of the compensation limit under section 401(a)(17) of the Internal Revenue Code, as amended (the “Code”).

Compensation Under Severance Plans
Name	Base Salary ($)(1)	Accrued Unused PTO ($)	Annual Bonus ($)(2)	Total ($)
Danny Zheng	157,500	34,854	161,327	353,682
Tavis Morello	130,000	11,663	104,000	245,663
David Strauss	0	0	0	0
Robert B. Fernander	0	0	0	0

(1)
This amount represents the amount of salary due to the named executive officer upon termination not for cause or by executive for good reason per their individual employment agreements.

(2)
This amount represents the amount of accrued annual bonus that would be due to the named executive officer if terminated not for cause or by executive for good reason as of December 31, 2017.

In the past several years we made changes to our retirement plans to reduce our overall expenses and the risks associated with the volatility of defined benefit pension plan expenses and to more closely align our retirement benefit design with that of our peer companies.
Our Retirement Investment Plan (the “401(k) Plan”), a tax-qualified defined contribution pension plan under the Code, covers our eligible domestic employees. Eligible employees may enroll in the 401(k) Plan after joining GlassBridge and may contribute up to 60% of eligible earnings on a pre-tax basis, up to a maximum amount determined each year by the IRS. In 2017, the IRS limit was $18,000, plus an additional $6,000 for employees who have attained age 50.
Under the 401(k) Plan, the “safe harbor” matching contribution formula is 100% of the employee’s contributions up to 5% of the employee’s eligible earnings. The maximum matching contribution per employee for 2016 was $13,250; no matching contributions were made in the fiscal year ending December 31, 2017. Matching contributions deposited in the 401(k) Plan’s trust by December 31, 2014 were made in the form of the Company’s stock (which the participant may elect to immediately transfer to other investment funds available under the 401(k) Plan) and are immediately vested. All matching contributions deposited in the 401(k) Plan’s trust after December 31, 2014 are made in cash. The 401(k) Plan also allows GlassBridge to make an annual performance-based discretionary contribution on behalf of eligible employees. For 2017, management and the Committee decided that due to the state of flux of GlassBridge, a performance based element would not be put in place for 2017.

Our Cash Balance Pension Plan, a tax-qualified defined benefit pension plan under the Code (the “Pension Plan”), was “frozen” as to new participants effective December 31, 2009; this means no employees hired or rehired after December 31, 2009 are eligible to participate in the Pension Plan. In addition, the Pension Plan was later amended to “freeze” the benefits of participants in the Pension Plan effective December 31, 2010. This means no participants in the Pension Plan will receive credit for new benefit accruals (referred to as “pay credits” under the Pension Plan) after December 31, 2010; their accrued benefits as December 31, 2010 will continue to receive annual interest credits (equal to the average yield on 30-year U.S. Treasury Bonds for November of the previous year) until they receive a distribution. For the 2017 Pension Plan year, the interest-crediting rate was 3.03%. Effective December 31, 2010, we also “froze” the additional benefits that had been provided each year under our Pension Plan to certain eligible former 3M Company employees who had accrued additional benefits in our Pension Plan since our spin-off in 1996.
Employees who participate in the Pension Plan may begin receiving payment of their vested accrued benefit after they terminate employment. The accrued benefit becomes vested when a current employee attains age 65 or has completed three years of vesting service under the Pension Plan. Payment of the vested accrued benefit may be in a lump sum or as a monthly pension having an equivalent actuarial value based on conversion factors established under the Pension Plan. Participants who elect to receive payment of their accrued benefit before they attain age 65 will receive a reduced benefit based on factors under the Pension Plan.
The Code and IRS rules impose certain limitations on the amount of benefits that may be provided under tax qualified retirement plans, such as our 401(k) Plan and Pension Plan. These limits, among other things, cap the amount of compensation that may be considered under the 401(k) Plan and Pension Plan (this limit under section 401(a)(17) of the Code was $270,000 in 2017). Our Non-Qualified Pension Plan provides retirement benefits for certain eligible employees affected by these limits. An eligible participant in the Non-Qualified Pension Plan receives a benefit upon termination of employment that makes up for benefits the employee did not receive (1) under the Pension Plan because of limits on Pension Plan benefits imposed by section 415 of the Internal Revenue Code and the compensation limit under section 401(a)(17) of the Code and (2) under the 401(k) Plan for performance-based discretionary contributions made on and after December 31, 2011 because of the compensation limit under section 401(a)(17) of the Code. Like the Pension Plan, the Non-Qualified Pension Plan was “frozen” as to new participants effective December 31, 2009, except for certain newly hired (or rehired) employees who are named as participants in the Non-Qualified Pension Plan on or after December 31, 2011 for purposes of receiving a benefit based on the performance-based discretionary contribution portion of the formula. Benefits under the Pension Plan and Non-Qualified Pension Plan are vested after three years of service with the Company.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers for 2017, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative disclosures, is hereby APPROVED on an advisory basis.”
Because the vote is advisory, it is not binding on us or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. Advisory approval of this proposal requires the vote of the holders of a majority of the votes cast at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL NO. 4
APPROVAL OF THE 382 RIGHTS AGREEMENT EXTENSION
On August 6, 2015, the Board of Directors adopted a 382 Rights Agreement, dated as of August 7, 2015 (the “382 Rights Agreement”), by and between the Company and Equiniti Group plc (as assignee of Wells Fargo Bank, N.A.), as Rights Agent. The 382 Rights Agreement was approved at the 2016 Annual Meeting and has an initial expiration date of August 7, 2018.
On April 13, 2018, the Board of Directors approved the extension of the term of the 382 Rights Agreement until August 7, 2021. Stockholder approval of the 382 Rights Agreement Extension is not required pursuant to the 382 Rights Agreement or otherwise. However, the Board of Directors is submitting the 382 Rights Agreement Extension to the stockholders for approval on an advisory basis as contemplated by the third “WHEREAS” clause of the 382 Rights Agreement. While the vote is advisory in nature, which means that it is non-binding on the Company, the Board of Directors will carefully consider the outcome of the vote.
Background and Reasons for the 382 Rights Agreement
The Board of Directors adopted the 382 Rights Agreement in an effort to avoid an “ownership change” within the meaning of Section 382 of the Code, and thereby preserve the current ability of the Company to utilize certain net operating loss carryovers and other tax benefits of the Company and its subsidiaries (the “Tax Benefits”). If the Company experiences an “ownership change,” as defined in Section 382 of Code, the Company’s ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets. The rights plan is intended to act as a deterrent to any person or group acquiring “beneficial ownership” of 4.9% or more of the Company’s outstanding shares of common stock, without the approval of the Board of Directors. The description and terms of the Rights (as defined below) applicable to the rights plan are set forth in the 382 Rights Agreement.
Reasons for the 382 Rights Agreement Extension
The Board of Directors approved the 382 Rights Agreement Extension and recommends that the stockholders approve the 382 Rights Agreement Extension on an advisory basis because the circumstances set forth above under “Background and Reasons for the 382 Rights Agreement” continue to exist, and the Company has a continuing need to preserve its current ability to utilize the Tax Benefits.
Description of the 382 Rights Agreement
The following description of the 382 Rights Agreement is qualified in its entirety by reference to the text of the 382 Rights Agreement, which was attached as Appendix A to the Company’s Definitive Proxy Statement filed on May 9, 2016. We urge you to read carefully the 382 Rights Agreement in its entirety as the discussion below is only a summary.
The Rights.   As part of the Original 382 Rights Agreement, the Board of Directors authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, to stockholders of record at the close of business on September 10, 2015. Under the 382 Rights Agreement, each Right continues to entitle the holder to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a purchase price of  $15.00 per Unit, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including the right to vote or to receive dividends in respect of Rights.
Acquiring Person; Exempt Persons; Exempt Transactions.   Under the 382 Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficial owner of 4.9% or more of the outstanding shares of the Company’s common stock other than as a result of repurchases of stock by the Company, dividends or distribution by the Company, stock issued under certain benefit plans or certain inadvertent actions by stockholders. For purposes of calculating percentage ownership under the 382 Rights Agreement, outstanding shares of the Company’s common stock include all of the shares of common stock actually issued and outstanding. Beneficial ownership is determined as provided in the 382 Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. The 382 Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the 382 Rights Agreement: (i) the Company or any subsidiary of the Company and any employee benefit plan of the Company, or of any subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any Person that, as of August 7, 2015, is the beneficial owner of 4.9% or more of the shares of Common Stock outstanding (such Person, an Existing Holder) unless and until such Existing Holder acquires beneficial ownership of additional shares of common stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock) in an amount in excess of 0.5% of the outstanding shares of common stock.
The 382 Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the 382 Rights Agreement in a transaction that the Board of Directors determines is exempt from the 382 Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board of Directors, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board of Directors determines that (i) neither the beneficial ownership of shares of common stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to the Company of the Tax Benefits or (ii) such transaction is otherwise in the best interests of the Company.
Exercise of Rights; Distribution of Rights.   Initially, the Rights will not be exercisable and will be attached to all common stock representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the 382 Rights Agreement, the Rights will separate from the common stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of  (i) 10 business days (or such later date as the Board of Directors shall determine) following a public announcement that a Person has become an Acquiring Person or (ii) 10 business days (or such later date as the Board of Directors shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a Person becoming an Acquiring Person.
Until the Distribution Date, common stock held in book-entry form, or in the case of certificated shares, common stock certificates, will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the 382 Rights Agreement.
If on or after the Distribution Date, a Person is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price.
In the event that, at any time following the first date of a public announcement that a Person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board of Directors becomes aware of the existence of an Acquiring Person (any such date, the “Stock Acquisition Date”), (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock of the Company is changed or exchanged or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange.   At any time following the Stock Acquisition Date and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding common stock, the Board of Directors may exchange the Rights (other than Rights owned by such Person which have become void), in whole or in part, for common stock or Preferred Stock at an exchange ratio of one share of common stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right, subject to adjustment.
Redemption.   At any time until the earlier of the Distribution Date or the expiration date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of  $0.001 per Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.
Anti-Dilution Provisions.   The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.
Amendments.   Any of the provisions of the 382 Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the 382 Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct defective or inconsistent provisions or to make changes which do not adversely affect the interests of holders of Rights other than an Acquiring Person.
Expiration.   As amended to extend the term, the Rights and the 382 Rights Agreement will expire on the earliest of  (i) 5:00 P.M. New York City time on August 7, 2021, (ii) the time at which the Rights are redeemed or exchanged pursuant to the 382 Rights Agreement, (iii) the date on which the Board of Directors determines that the 382 Rights Agreement is no longer necessary for the preservation of material valuable Tax Benefits or is no longer in the best interest of the Company and its stockholders, (iv) the beginning of a taxable year to which the Board of Directors determines that no Tax Benefits may be carried forward and (v) the first anniversary of the adoption of the 382 Rights Agreement if stockholder approval has not been received by or on such date.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE 382 RIGHTS AGREEMENT EXTENSION. Advisory approval of the 382 Rights Agreement Extension requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting.

PROPOSAL NO. 5
THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our shareholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the 382 Rights Agreement Extension.
Vote Required
OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting.

HOUSEHOLDING
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to Investor Relations, GlassBridge Enterprises, Inc., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, or by calling us at (651) 704-4311. We will promptly deliver a copy of this Proxy Statement upon request. Householding does not apply to stockholders with shares registered directly in their name.
STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
If you wish to submit a stockholder proposal that is requested to be included in our Proxy Statement for our 2019 Annual Meeting, we must receive the proposal at our principal executive offices at 1099 Helmo Ave N., Suite 250, Oakdale, Minnesota 55128 by the close of business on            . The proposal must also comply with all applicable statutes and regulations and must be sent to the attention of our Corporate Secretary.
If you want to present any other proposal or nominate a person to be elected as a director at our 2019 Annual Meeting, the proposal or nomination must be received in writing by our Corporate Secretary at our principal executive offices by March 20, 2019. However, if the Annual Meeting is to be held before May 19, 2019 or after July 18, 2019, then the proposal or nomination must be received before the later of  (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 90 days before the 2019 Annual Meeting. The proposal or nomination must contain the specific information required by our bylaws. You may obtain a copy of our bylaws by writing to our Corporate Secretary.
OTHER BUSINESS
We are not aware of any business to be presented at the Annual Meeting other than the business that is explained in this Proxy Statement. If any other matter is properly presented for a vote at the Annual Meeting, the holders of the proxies will have discretionary voting authority to vote your shares.
WHERE YOU CAN FIND MORE INFORMATION
GlassBridge files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. GlassBridge’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written request directed to Investor Relations, GlassBridge Enterprises, Inc., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, or by calling us at (651) 704-4311.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED

ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED            , 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
Dated: , 2018	BY ORDER OF THE BOARD OF DIRECTORS, Robert E. Michael General Counsel and Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE46831-P07664-Z72220! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.GLASSBRIDGE ENTERPRISES, INC.GLASSBRIDGE ENTERPRISES, INC.1099 HELMO AVE. N. STE. 250OAKDALE, MN 55128PRELIMINARY, SUBJECT TO CHANGE4. To approve, on an advisory basis, the extension of the term of the 382 Rights Agreement, dated as of August 7, 2015, by and betweenGlassBridge Enterprises, Inc. and Equiniti Group plc (as assignee of Wells Fargo Bank, N.A.), as Rights Agent, until August 7, 2021.2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year 2018.3. To approve, on an advisory basis, the compensation of our named executive officers for 2017, as described in the proxy statement.5. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxiesin the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 4.01) Joseph A. De Perio (Class I Director Nominee)02) Robert G. Torricelli (Class III Director Nominee)1. Election of DirectorsNominees:The Board of Directors recommends you vote FORProposals 1, 2, 3, 4 and 5.VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time the day before the cut-off date or meeting date.Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, pleasegive full title as such.

E46832-P07664-Z72220Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement are available at WWW.PROXYVOTE.COM.2018 ANNUAL MEETING OF STOCKHOLDERS510 MADISON AVENUE9TH FLOOR MAIN CONFERENCE ROOMNEW YORK, NEW YORK 10022JUNE 18, 2018 AT 10:00 A.M. LOCAL TIMEPROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSOF GLASSBRIDGE ENTERPRISES, INC.The undersigned hereby appoints Joseph De Perio and Danny Zheng as proxies and attorneys-in-fact and hereby authorizes each of them to represent and vote, as provided on the other side, all the shares of GlassBridge Enterprises, Inc.common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on Monday, June 18, 2018 at 10:00 a.m. local timeat 510 Madison Avenue, 9th Floor Main Conference Room, New York, New York 10022, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.Furthermore, as a participant in the GlassBridge Enterprises, Inc. Retirement Investment Plan (f/k/a Imation Corp. Retirement Investment Plan) ("RIP"), I hereby direct Fidelity Management Trust Company, as RIP Trustee, to vote at the2018 Annual Meeting of Stockholders of GlassBridge Enterprises, Inc., and at any postponements or adjournments thereof, all shares of GlassBridge Enterprises, Inc. common stock allocated to my account in the RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated on the other side. I understand that this card must be received by BROADRIDGE FINANCIAL SOLUTIONS, acting as tabulation agent for the RIP Trustee, by June 13, 2018. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by participants shall be held in strict confidence by the RIP Trustee.(Continued and to be marked, dated and signed on the other side)